Exhibit 21.1

SUBSIDIARIES OF FRANCHISE GROUP, INC.

Entity	Jurisdiction	Sole Member
Franchise Group New Holdco, LLC	DE	Franchise Group, Inc.
Franchise Group Intermediate Holdco, LLC	DE	Franchise Group New Holdco, LLC
Franchise Group Intermediate B, LLC	DE	Franchise Group Intermediate Holdco, LLC
Buddy’s Newco, LLC	DE	Franchise Group Intermediate B, LLC
Buddy’s Franchising and Licensing, LLC	FL	Buddy’s Newco, LLC
Franchise Group Intermediate S, LLC	DE	Franchise Group Intermediate Holdco, LLC
Franchise Group Newco S, LLC	DE	Franchise Group Intermediate S, LLC
Franchise Group Newco Intermediate AF, LLC	DE	Franchise Group Intermediate Holdco, LLC
American Freight Outlet Stores, LLC	DE	Franchise Group Newco S, LLC
Outlet Merchandise, LLC	DE	Franchise Group Newco S, LLC
American Freight Franchisor LLC	DE	American Freight Outlet Stores LLC
American Freight Franchising LLC (formerly) American Freight Discount Outlet Franchising, LLC	DE	Franchise Group Newco S, LLC
American Freight Group, LLC	DE	Franchise Group Newco Intermediate AF, LLC
American Freight Holdings, LLC	DE	American Freight Group, LLC
American Freight, LLC	DE	American Freight Holdings, LLC
American Freight Management Company, LLC	DE	American Freight, LLC
Franchise Group Intermediate V, LLC	DE	Franchise Group Intermediate Holdco, LLC
Franchise Group Newco V, LLC	DE	Franchise Group Intermediate V, LLC
Valor Acquisition, LLC	DE	Franchise Group Newco V, LLC
Vitamin Shoppe Industries LLC	NY	Valor Acquisition, LLC
Vitamin Shoppe Global, LLC	DE	Vitamin Shoppe Industries LLC
Vitamin Shoppe Mariner, LLC	DE	Vitamin Shoppe Industries LLC
Vitamin Shoppe Procurement Services LLC	DE	Vitamin Shoppe Industries LLC
Vitamin Shoppe Franchising LLC	DE	Vitamin Shoppe Industries LLC
Vitamin Shoppe Florida, LLC	DE	Vitamin Shoppe Industries LLC
Betancourt Sports Nutrition, LLC	FL	Vitamin Shoppe Industries LLC
Franchise Group Intermediate L, LLC	DE	Franchise Group New Holdco, LLC
Franchise Group Intermediate L 1, LLC	DE	Franchise Group Intermediate L, LLC
Franchise Group Intermediate L 2, LLC	DE	Franchise Group Intermediate L 1, LLC
Franchise Group Intermediate PSP, LLC	DE	Franchise Group Intermediate Holdco, LLC
Franchise Group Newco PSP, LLC	DE	Franchise Group Intermediate PSP, LLC
PSP Midco, LLC	DE	Franchise Group Newco PSP, LLC
Pet Supplies "Plus", LLC	DE	PSP Midco, LLC
PSP Group, LLC	DE	Pet Supplies "Plus", LLC
PSP Service Newco, LLC	DE	PSP Group, LLC
PSP Stores, LLC	OH	PSP Group, LLC
PSP Subco, LLC	DE	PSP Group, LLC
PSP Franchising, LLC	DE	PSP Stores, LLC
PSP Distribution, LLC	DE	PSP Stores, LLC
Franchise Group Intermediate BHF LLC	DE	Franchise Group Intermediate Holdco, LLC
Franchise Group Newco BHF, LLC	DE	Franchise Group Intermediate BHF LLC
W.S. Badcock Corporation	FL	Franchise Group Newco BHF, LLC
Franchise Group Intermediate SL, LLC	DE	Franchise Group Intermediate Holdco, LLC
Franchise Group Newco SL, LLC	DE	Franchise Group Intermediate SL, LLC

Educate, Inc.	DE	Franchise Group Newco SL, LLC
Educate Operating Company, LLC	DE	Educate, Inc.
Sylvan Learning, LLC	DE	Educate Operating Company, LLC
Learning Partnerships, LLC	DE	Educate Operating Company, LLC
Educate Product Development, LLC	DE	Educate Operating Company, LLC
Sylvan School Solutions, LLC (formerly Achievement Solutions, LLC)	DE	Educate Operating Company, LLC
Learning System of the Future, LLC	DE	Educate Operating Company, LLC
Sylvan In-Home, LLC	DE	Educate Operating Company, LLC
Educate Corporate Centers Holdings, LLC	DE	Educate Operating Company, LLC
Internet Strategy Group, LLC	DE	Educate Operating Company, LLC
Educate Digital, LLC	DE	Educate Operating Company, LLC
Sylvan Learning Centers, LLC	DE	Educate Corporate Centers Holdings, LLC
Omega Learning Centers, LLC	DE	Sylvan Learning Centers, LLC
Maryland Learning Centers, LLC	DE	Sylvan Learning Centers, LLC
Massachusetts Learning Centers, LLC	DE	Sylvan Learning Centers, LLC